Exhibit 10.24

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of January 24, 2014, to the Employment Agreement (“Agreement”), dated as of January 1, 2004, as amended, between William Lehmann (“Employee”) and ADVANCED BIOTHERAPEUTICS, INC. (“Employer”).

WHEREAS, Employee is employed by Advanced Biotherapeutics, Inc., an indirect wholly-owned subsidiary of Athersys, Inc. (“Athersys”); and

WHEREAS, Employer and Employee wish to amend the Agreement in accordance with action of the Board of Directors of Athersys.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Effective as of the date of this Amendment, Section 4(c)(i) of Agreement is hereby amended and restated in its entirety as follows:

“(i)	ABT will continue to pay to Employee his full Base Salary for a period of twelve months from the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which Employee is entitled as of the Date of Termination, including any bonus owed pursuant to Section 2(c); provided, however, if during such twelve month period, Employee violates any provision of the Agreement for Disclosure of Confidential Information between Employee and Athersys, then ABT will not be required to make any further payments to Employee; and”

2. This Amendment and the Agreement shall bind and inure to the benefit of and be enforceable by Employee, Employer and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party.

3. This Amendment may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together shall constitute one and the same Amendment. It is understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4. The validity, interpretation, construction and performance of this Amendment will be governed by the laws of the State of Ohio without regard to its conflicts of law principles.

5. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

[signatures on following page]

IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the day and year first written above.

WILLIAM LEHMANN	ADVANCED BIOTHERAPEUTICS, INC.

	By:	/s/ Gil Van Bokkelen
/s/ William Lehmann	Name:	Gil Van Bokkelen
	Title:	Chief Executive Officer

January 24, 2014	January 24, 2014
Date	Date